SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                           Date of Report: May 5, 2008
                        (Date of earliest event reported)


                             HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                       0-5411                          23-2413500
--------------------------------------------------------------------------------
(State or other                 (Commission                     (IRS Employer
 jurisdiction of                File Number)                    Identification
 incorporation)                                                    Number)


101 North Pointe Boulevard, Lancaster, Pennsylvania              17601-4133
--------------------------------------------------------------------------------
Address of principal executive offices)                          (Zip Code)



Registrant's telephone number including area code             (717) 735-8117
                                                              ---------------


              ----------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01         Entry into a Material Definitive Agreement

     On May 5, 2008, Herley Industries, Inc. ("Herley" or "the Company") reached a court approved settlement with the U.S. Government on all existing criminal and civil claims. These claims include (a) the criminal indictment against the Company which had been scheduled for trial on May 5, 2008 with respect to a contract for the sale of voltage control oscillators in January 2001 and two contracts involving the sale of power heads to the U.S. Government in April 2002 and October 2002, respectively; (b) the civil action by the U.S. Government against the Company based on alleged excessive profits on these three contracts; and ( c ) any future U.S. Government action against the Company arising from activities resulting in its two prior suspensions from receiving new contract awards from the U.S. Government, including its June 2007 suspension related to the Conventional Air Launched Cruise Missile project (CALCM). A settlement has also been reached with the U.S. Government and its former Chairman, Lee N. Blatt.

     The settlement agreement with the Company is as follows: (a) with respect to the indictment, the Company has pleaded guilty to two counts of obstructing an audit relating solely to the power heads, a fine of $3.5 million, and the remaining 31 counts of the indictment have been dismissed; (b) the Department of Justice has released the Company of any civil liability for the matters set forth in the indictment in exchange for the payment of $6 million; and (c ) with respect to the facts and circumstances resulting in the Company's two prior suspensions, the U. S. Government considers the matters closed.

     With respect to Mr. Blatt, the Court, at the Government's request, dismissed all of the charges against him in the indictment and the Government filed a Superseding Information charging Mr. Blatt with a misdemeanor violation of the tax code in a single count, and Mr. Blatt has entered a guilty plea for failing to keep Company records of the allocation of an $18,000 corporate research expense. Mr. Blatt has been fined $25,000, has received a term of probation of one year and is required to perform some community service.

     The Company is presently a party to an administrative agreement dated October 12, 2006, as amended on August 14, 2007, ("the Agreement") with the Department of the Navy, Acquisition Integrity Office. Subject to the terms and conditions set forth in the Agreement, the Navy, on behalf of the Department of Defense, agreed to terminate Herley's suspension and not to debar Herley based upon the facts and causes leading to the suspension. The Company has advised the Navy about the terms and conditions of the Court approved settlement for the criminal and civil matters mentioned above, and the Navy, through the Acquisition Integrity Office, has advised Herley that no action will be taken to suspend or debar Herley based on this settlement.

Item 9.01 Financial Statements and Exhibits

          (c) Exhibits

          10.1 Civil Settlement Agreement by and among the United States of America and Herley Industries, Inc. dated as of May 5, 2008.

          10.2 Guilty Plea Agreement in the matter of the United States of America v. Herley Industries dated May 5, 2008.

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      HERLEY INDUSTRIES, INC.


                                      By: /s/ Myron Levy
                                          --------------------------------------
                                          Myron Levy
                                          Chairman and Chief Executive Officer

Dated:   May 8, 2008